Exhibit 10.27.5


                        ADMINISTRATIVE SERVICES AGREEMENT


                  ADMINISTRATIVE SERVICES AGREEMENT, dated as of October 3, 2002 between ISKO DOKUMA ISLETMELERI SANAYI VE TICARET A.S. ("Isko"), a corporation organized under the laws of Turkey, and ISKONE DENIM PAZARLAMA A.S. ("JV"), a corporation organized under the laws of Turkey.

                                    RECITALS

                  A. JV has been formed and organized by Isko, and Cone Mills Corporation ("Cone"), a corporation organized under the laws of the State of North Carolina, United States of America, to sell denim fabrics to Levi Strauss Europe or its 100% owned subsidiaries ("LSE") for Levi's(R) 501(R) jeans, such fabrics to be marketed to LSE by Cone and produced by Isko based upon orders allocated by Cone and accepted by Isko.

                  B. Formation and operation of JV will provide Isko with the opportunity to distribute a wider variety of products.

                  C. In connection with the foregoing, Isko has agreed to provide JV support for certain administrative services and assistance, thereby creating a mutually beneficial arrangement, all upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

                  Section 1. Definitions. The following terms, as used herein, have the following meanings:

                  "Commercial Agreement" means the Commercial Agreement dated as of the date hereof, between Isko, Cone and JV, relating among other things to the commercial operation of JV, as amended from time to time.

                  "Joint Venture Agreement" means the Joint Venture Agreement, dated as of June 17, 2002, between Isko and Cone, relating to, among other things, the management of JV and transfers of capital stock of JV, as amended from time to time.

                  "Person" means an individual, corporation, partnership, trust or other entity, including a government or political subdivision or an agency or instrumentality thereof.



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                  Section 2. Administrative Services. (a) Isko shall furnish to
JV without reimbursement support services for JV to conduct its business and operations, as and when reasonably requested by JV, including without limitation the following services: invoicing, maintenance of accounting books and records, cash management and other treasury services, including opening and maintaining of bank accounts, disbursement of funds (to include payment of Free Trade Zone charges and applicable taxes), and the maintenance of an office in the Free Trade Zone; legal, tax and accounting support services; data processing; employee relations and employee benefits administration; payroll services; billing and collection of accounts receivables; medical services; and insurance purchasing and claims administration consulting services. JV will be responsible for all costs and expenses related to movement of JV Products in or out of the Free Trade Zone. Without limiting the generality of the foregoing, and in addition to the foregoing, Isko shall make further support available to JV the services of such other personnel of Isko as JV may reasonably request in order to permit JV to operate its business in the ordinary course in a reasonable and timely manner.

                  (b) In addition to the services to be performed pursuant to
Section 2 (a), Isko may, at JV's request from time to time, provide such additional specialized services to JV as the parties may agree.

                  Section 3. Termination. (a) This Agreement may be terminated
(i) at any time by mutual written agreement of Isko and JV, or (ii) in the event either the Joint Venture Agreement or the Commercial Agreement is terminated pursuant to the terms thereof, upon notice by either Isko or JV to the other party.

                  Section 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Turkey, without giving effect to the conflict of law rules thereof.

                  Section 5. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by telecopy or overnight courier service, (i) if to Isko at:
Isko Dokuma Isletmeleri Sanayi ve Ticaret A.S., Organize Sanayi Bolgesi, 3. Cadde 16425, Inegol/BURSA, telecopy: +90-224-714-8016, and (ii) if to JV at:
Organize Sanayi Bolgesi, 3. Cadde 16425, Inegol/BURSA, telecopy:
+90-224-714-8016; in each case with a copy to Cone; (iii) if to Cone at: c/o Cone Mills Corporation, 804 Green Valley Road, Greensboro, North Carolina 27408, attention: General Counsel, telecopy: 336-379-6972, with copy to Isko; or at such other address or the telecopy number as Isko, JV or Cone may designate by notice to the other party.



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                  Section 6. Miscellaneous. (a) If any provision of this
Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  (b) Nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  (c) This Agreement has been concluded in the English language and in the event of any inconsistency between the original English version and any translation, such English version shall govern.

                  (d) Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement or such amendment, change, waiver, discharge or termination is sought. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto.

                  (e) This Agreement and the other documents delivered pursuant hereto constitute the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings relating thereto.

                  (f) The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  (h) Neither this Agreement nor any transaction contemplated hereby shall create the relationship of partners, joint venturers or principal and agent among the parties hereto or any of their respective affiliates, except as expressly provided herein or therein. None of the parties hereto have any authority to represent or bind the other parties in any manner whatsoever, except as agreed in writing by the parties.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.


                                            ISKO DOKUMA ISLETMELERI SANAYI
                                             VE TICARET A.S.


                                            By /s/ Zekeriye Konukuglu
                                            Name: Zekeriye Konukuglu
                                            Title:


                                            ISKONE DENIM PAZARLAMA A.S.


                                            By /s/ Oguzhan Gurdogan
                                            Name: Oguzhan Gurdogan
                                            Title:


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